NOTICE TO PARTICIPANTS IN
               THE MORTON INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN, THE MORTON INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN, AND THE MORTON INTERNATIONAL, INC. BARGAINING
                   UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN

Dear Plan Participant:

         Enclosed for your consideration are the Offer to Purchase, dated February 5, 1999, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to an offer by MORTON ACQUISITION CORP., an Indiana corporation ("Purchaser") and a wholly-owned subsidiary of ROHM AND HAAS COMPANY, a Delaware corporation ("Parent"), to purchase for cash up to 80,916,766 of the issued and outstanding shares of Common Stock, par value $1.00 per share ("Shares" or "Company Common Stock"), of MORTON INTERNATIONAL, INC., an Indiana corporation ("Company"), and the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of April 24, 1997, between the Company and First Chicago Trust Company of New York, as amended, (the "Rights Agreement"), at a price of $37.125 per Share, net to the seller in cash, without interest. The Offer is being made pursuant to the terms of the Agreement and Plan of Merger, dated as of January 31, 1999, among Parent, Purchaser and the Company.

         Also enclosed for your consideration is the Company's
Solicitation/Recommendation Statement on Schedule 14D-9, dated February 5, 1999, which contains, among other information, the recommendation of the Board of Directors of the Company with respect to the Offer.

         A TENDER OF SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE MORTON INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN , THE MORTON INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN, AND THE MORTON INTERNATIONAL, INC. BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN (COLLECTIVELY REFERRED TO IN THIS NOTICE TO PARTICIPANTS AS THE "PLAN") CAN BE MADE BY THE TRUSTEE OF THE PLAN AS THE HOLDER OF RECORD PURSUANT TO YOUR INSTRUCTIONS ON THE ENCLOSED INSTRUCTION FORM. ABSENT INSTRUCTIONS, THE TRUSTEE WILL NOT TENDER THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN UNLESS IT DETERMINES THAT IT IS LEGALLY OBLIGATED TO DO SO. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY THE PLAN FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to tender any or all of the Shares allocated to your account, upon the terms and conditions set forth in the Offer.

         Please note the following with respect to the Offer:

         1. The tender price is $37.125 per Share, net in cash, without interest, upon the terms and subject to the conditions of the Offer.

         2. The Offer is being made for up to 80,916,766 Shares (representing 67% of the issued and outstanding Shares as of January 29, 1999).

         3. The Offer and withdrawal rights will expire at 12:00 Midnight., New York City time, on Friday March 5, 1999, unless the Offer is extended.

         4. The Offer is conditioned upon, among other things, (a) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares owned by Parent or Purchaser, constitutes at least a majority of the voting power (determined on a fully-diluted basis) of all the securities of the Company entitled to vote generally in the election of directors or on a merger, (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated and (c) notification of and approval by the

European Commission under the EU Council Regulation 4064/89, as amended, having been obtained. The Offer is also subject to the other conditions contained in
Section 15 of the Offer to Purchase.

         5. If the Company shareholders (including the Trustee of the Plan) tender more than 80,916,766 Shares in total, then Purchaser will purchase the same percentage of the Shares tendered from each tendering shareholder. This means that even if you instruct the Trustee to tender all of the Shares allocated to your account, it is possible that not all of those Shares will actually be purchased when Purchaser closes the Offer.

INSTRUCTIONS TO THE TRUSTEE

         The Northern Trust Company, as Trustee of the Plan, holds Company Common Stock in the Company Common Stock Fund under the Plan. Units of the Company Common Stock Fund under the Plan are credited to individual participants' accounts in accordance with the terms of the Plan. These units of the Company Common Stock Fund have been converted into an equivalent number of Shares, and then rounded up or down to the closest number of whole Shares. The whole number of equivalent Shares are referred to in this Notice to Participants as the "shares of Company Common Stock allocated to your account under the Plan". Enclosed with this Notice is a confidential instruction form which you must use to instruct the Trustee whether or not to tender any of the shares of Company Common Stock allocated to your account under the Plan pursuant to the Offer.

         If you sign, date and return the enclosed instruction form but do not check any box on the form, the Trustee will treat your instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the trust which is the funding vehicle of the Plan, the Trustee will not tender any shares of Company Common Stock held by the Plan for which no participant instructions are timely received unless it determines that it is legally obligated to do so.

YOUR ROLE AND RESPONSIBILITIES AS A PLAN PARTICIPANT AND A FIDUCIARY

         Only the Trustee can vote, tender and sell the Company Common Stock held by the Plan. However, under the terms of the Plan, each participant may act as a fiduciary who directs the Trustee as to voting and tendering shares of Company Common Stock allocated to the account of such participant. In general, fiduciaries are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the plan participants and beneficiaries.

         If you choose to act as a fiduciary, you are entitled to instruct the Trustee whether or not to tender any shares of Company Common Stock allocated to your account under the Plan. By signing, dating and returning the enclosed instruction form, you are accepting your designation under the Plan as a fiduciary for purposes of the Offer (but not for any future matter). You should therefore exercise your right whether or not to tender shares Company Common Stock prudently.

         You should sign, date and return the enclosed instruction form only if you wish to act as fiduciary under the Plan with respect to the Offer.

INSTRUCTION WHETHER OR NOT TO TENDER SHARES OF COMPANY COMMON STOCK

         The enclosed instruction form must be used if you wish to instruct the Trustee to tender to Purchaser all or any portion of the shares of Company Common Stock allocated to your account under the Plan for $37.125 per share. If some or all of the shares of Company Common Stock allocated to your account under the Plan are purchased by Purchaser, the cash proceeds of such sale will be credited to your account under the Plan and invested in the Fixed Return Fund under the Plan subject to your right to direct subsequently the investment of such proceeds into the other investment funds offered under the Plan.

         PLEASE NOTE THAT THE NUMBER OF SHARES OF COMPANY COMMON STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN DOES NOT APPEAR ON YOUR INSTRUCTION FORM. THE PLAN'S DAILY VALUATION DESIGN FEATURE PREVENTS THE COMPANY FROM SUPPLYING TO THE TRUSTEE AN ACCURATE ALLOCATION OF THE NUMBER OF SHARES OF COMPANY COMMON STOCK IN YOUR ACCOUNT UNDER THE PLAN WITH ENOUGH TIME FOR YOU TO MAKE AN INFORMED DECISION WITH RESPECT TO THE OFFER. THEREFORE, THE INSTRUCTION FORM PROVIDES THAT YOU MAY INSTRUCT THE TRUSTEE EITHER TO TENDER ALL OF THE SHARES OF COMPANY COMMON STOCK, A PERCENTAGE OF THE SHARES OF COMPANY COMMON STOCK, OR NONE OF THE SHARES OF COMPANY COMMON STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN.

         In order to be assured that your instruction to the Trustee will be followed, your instruction form must be completed, signed, dated and received by the Trustee NO LATER THAN 11 P.M. EASTERN TIME (10 P.M. CENTRAL TIME) ON MARCH 3, 1999. This time is two business days plus one hour prior to the expiration of the Offer, which is scheduled to expire at 12 Midnight Eastern Time (11 p.m. Central Time) on March 5, 1999. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which the Trustee must receive your instruction will be extended automatically to two business days plus one hour prior to such extended expiration time. Please remember to return your instruction form to the Trustee in the enclosed envelope, rather than to the Company, Purchaser, or any other party.

         YOUR INSTRUCTION FORM MUST BE MAILED TO THE TRUSTEE IN THE ENVELOPE PROVIDED. THE TRUSTEE CANNOT ACCEPT INSTRUCTIONS BY FAX.

         Any instruction you furnish to the Trustee on the instruction form will be irrevocable if not withdrawn by 11 p.m. Eastern Time (10 p.m. Central Time) on March 3, 1999. This time is two business days plus one hour prior to the expiration of the Offer which is scheduled to expire at 12 Midnight Eastern Time (11 p.m. Central Time) on March 5, 1999. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to two business days plus one hour prior to such extended expiration time. To withdraw any instruction, you should send a statement to the Trustee that you are withdrawing your prior instruction and requesting another instruction form. You must sign the statement and print your name and Social Security number under your signature. The statement may be sent by mail to the address below.

                      The Northern Trust Company, Trustee
                      P.O. Box 1997
                      New York, New York 10116-1997

CONFIDENTIALITY

         Your instruction to the Trustee is strictly confidential. Under no circumstances will the Trustee or any of its agents, disclose your instruction, or failure to submit an instruction, to the Company, Purchaser, Parent or any other party. You should feel free to instruct the Trustee in the manner you think is best.

                                                  THE NORTHERN TRUST COMPANY

February 9, 1999

               THE MORTON INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN, THE MORTON INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN, AND THE MORTON INTERNATIONAL, INC. BARGAINING
                   UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN


INSTRUCTION TO TRUSTEE WHETHER OR NOT TO TENDER SHARES






         The undersigned participant in the Morton International, Inc. Employee Savings And Investment Plan, the Morton International, Inc. Retirement Savings Plan, or the Morton International, Inc. Bargaining Unit Employee Savings And Investment Plan (collectively referred to herein as the "Plan") hereby instructs The Northern Trust Company, as Trustee under the Plan, to tender or not to tender, pursuant to the Offer, the shares of Company Common Stock, par value $1.00 per share, of Morton International, Inc. allocated to his account under the Plan (as explained in the accompanying Notice to Participants) in accordance with the instruction form on the reverse side of this form.


         THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE NORTHERN TRUST COMPANY NO LATER THAN 11 P.M. EASTERN TIME (10 P.M. CENTRAL TIME) ON MARCH 3, 1999.

         IF THIS FORM IS RECEIVED AFTER 11 P.M. EASTERN TIME (10 P.M. CENTRAL
TIME) ON MARCH 3, 1999, THE NORTHERN TRUST COMPANY CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED. YOUR INSTRUCTIONS ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PARTICIPANTS.


TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.

/X/ Please mark your choice like this and sign and date below.


THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES OF COMPANY COMMON STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN PURSUANT TO THE OFFER.


/ / Tender ALL of the shares of Company Common Stock allocated to my account under the Plan.

/ / Tender the percentage of shares of Company Common Stock allocated to my account under the Plan indicated below:

                  Percentage of Shares (in whole numbers):  ________%

/ / Do not tender any shares of Company Common Stock allocated to my account under the Plan.


As a participant in the Plan, I acknowledge receipt of the Offer to Purchase, Letter of Transmittal and the Notice to Participants dated February 9, 1999, and I hereby instruct the Trustee of the Plan to tender or not to tender the shares of common stock, par value $1.00 per share, of Morton International, Inc. allocated to my account under the Plan as indicated above.

I understand that if I sign, date and return this instruction form but do not provide the Trustee with specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the terms of the trust which is the funding vehicle for the Plan, the Trustee will not sell any shares of Company Common Stock held by the Plan for which no participant instructions are timely received unless it determines that it is legally obligated to do so.

-----------------------------       ---------------
          Signature                      Date


          PLEASE SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY IN
                     THE POSTAGE PREPAID ENVELOPE PROVIDED